                                                                EXHIBIT n(1)(ii)

                               AMENDED SCHEDULE B

                                     TO THE

                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3

                                       FOR

                                ING MUTUAL FUNDS

                       12B-1 DISTRIBUTION AND SERVICE FEES
                           PAID EACH YEAR BY THE FUNDS
                         (AS A % OF AVERAGE NET ASSETS)

                                            A        B       C        I       M      Q
                                           ---------------------------------------------
ING Emerging Countries Fund                0.35     1.00    1.00     N/A     1.00   0.25
ING Global Real Estate Fund                0.35     1.00    1.00     N/A     N/A    0.25
ING International Fund                     0.25     1.00    1.00     N/A     N/A    0.25
ING International SmallCap Growth Fund     0.35     1.00    1.00     N/A     N/A    0.25
ING Precious Metals Fund                   0.25     N/A     N/A      N/A     N/A    N/A
ING Russia Fund                            0.25     N/A     N/A      N/A     N/A    N/A
ING Worldwide Growth Fund                  0.35     1.00    1.00     N/A     N/A    0.25
ING Global Equity Dividend Fund            0.25     1.00    1.00     N/A     N/A    0.25
ING Foreign Fund*                          0.25     1.00    1.00     N/A     N/A    0.25

*This Amended Schedule B to the Multi-Class Plan will be effective with respect to this Fund upon the effective date of the initial Registration Statement with respect to the Fund.